Exhibit 99.1

EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”), made August 22, 2005, to be effective September 1, 2005 is entered into by and between i2 Telecom International, Inc. (“the Company”), a Washington corporation, and its wholly-owned subsidiaries (the ‘Employer”), and John C. Wilson, 1650 Youngs Road, Southern Pines, NC 28387 (the “Employee”).

WITNESSETH:

WHEREAS, Employer is engaged in the telecommunications technology and related businesses, including but not limited to internet telecommunication services, hardware and software development and sales, and information technology (the “Telecommunications Technologies”); and conducts research, experimentation, development, and exploitation of related technologies and engages in other businesses; and

WHEREAS, Employer desires to employ Employee to serve as Executive Vice President & Chief Financial Officer, and Employee desires to be employed by Employer in such capacities pursuant to the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, it is agreed as follows:

1. EMPLOYMENT: DUTIES AND RESPONSIBILITIES

Employer hereby employs Employee as Executive Vice President & Chief Financial Officer. Subject at all times to the direction of the Chief Executive Officer and Board of Directors of the Employer, Employee shall have direct responsibility over all financial accounting, assisting the Chief Operations Officer with corporate operational budgeting, interfacing with Company’s auditors, Securities and Exchange reporting, preparing internal financial statements, participating in fund raising for benefit of the Company, assessing economic opportunities, working with other senior officers of the Company to improve the business operations and continually evaluating the overall corporate structure and recommending improvements to the Companies board of directors.. Employee will also perform other services and duties as the Board of Directors shall determine. Employee’s permanent job site shall be in the Atlanta, Georgia area. Employee shall serve, by mutual consent, in such other positions and offices of the Employer and its affiliates, if selected, without any additional compensation.

Employee shall confer with the Directors, and other Officers of the Company, regarding ideas and proposals with respect to the overall financial direction of the Company.

2. FULL TIME EMPLOYMENT

Employee hereby accepts employment by Employer, upon the terms and conditions contained herein, and agrees that during the Term of this Agreement the Employee shall devote substantially all of his business time, attention, and energies to the business of the Employer. Employee, during the Term of this Agreement, will not perform any services for any other business entity, whether such entity conducts a business which is competitive with the business of Employer or is engaged in any other business activity; provided, however, that nothing herein contained shall be construed as (a) preventing Employee from investing his personal assets in any business or businesses which do not compete directly or indirectly with the Employer, provided such investment or investments do not require any services on his part in the operation of the affairs of the entity in which such investment is made and in which his participation is solely that of an investor, (b) preventing Employee from purchasing securities in any corporation whose securities are regularly traded, if such purchases shall not result in his owning beneficially, at any time, more than 5% of the equity securities of any corporation engaged in a business which is competitive, directly or indirectly, to that of Employer, (c) preventing Employee from engaging in any other activities, if he receives the prior written approval of the Board of Directors of Company with respect to his engaging in such activities. Notwithstanding the foregoing, the Company acknowledges that Employee is a member of the board of directors of Literacy Technologies Corp, and that he is an owner/operator of Wentworth Advisors, LLC. The Company agrees that Employer may devote a reasonable amount of time, attention, knowledge and skills to his duties to the companies listed on Literacy Technologies and Wentworth Advisors, LLC, and notwithstanding anything else in this Agreement, such services performed by Employee on behalf of such companies, if reasonable will not result in or constitute a breach of any provision of this Agreement.

3. RECORDS

In connection with his engagement hereunder, Employee shall accurately maintain and preserve all notes and records generated by Employee which relate to Employer and its business and shall make all such reports, written if required, as Employer may reasonably require. Such records and reports may be made and maintained in electronic format with adequate safeguards and back-ups.

4. TERM

Employee’s employment hereunder shall be for an initial period of twenty-four months (the “Initial Term”), to commence on August 22, 2005 and end twenty-four months from the date of this Agreement. Thereafter, the Company may elect to extend employment to Employee for one or more additional twelve-month periods (the “Subsequent Term”), commencing twenty-four months from the date hereof. The Initial Term and all Subsequent Terms together shall be the “Term” of this Agreement. A twelve-month period commencing on August 22 and ending on the following August 21 of any year shall be deemed a Contract Year. For all compensation and benefit purposes, other than those specifically addressed herein, the Employee shall be deemed to have been continually employed with the Employer from August 22, 2005.

5. SALARY

As full compensation for the performance of his duties on behalf of Employer, Employee shall be compensated as follows:

Base Salary. During the Initial Term hereof, Employee shall earn a base salary at the rate of Twenty Thousand Eight Hundred Thirty Three Dollars and 33/00 ($20,833.33) per month (the “Base Salary”), payable semi-monthly commencing on the date hereof, which shall be paid in full provided that the Company has closed one or more transactions to raise a cumulative minimum of $20,000,000 of equity, near equity or debt (the “Funding”). Until such time as the Company has generated such Funding, Employer shall pay Employee the reduced rate of Sixteen Thousand Six Hundred Sixty Six Dollars and 66/00 ($16,666.66) per month, payable semi-monthly, the “Adjusted Salary”) and accrue the difference between the Base Salary earned and the Adjusted Salary actually paid. Upon the closing of one or more transactions providing for the Funding, Employer shall pay the Employee an amount equal to the total cumulative difference between the Base Salary earned and the Adjusted Salary actually paid from the date of this Agreement, which amount will be paid at the same time as the next regular semi-monthly salary payment.

(i) Annual Bonus. In addition to the Base Salary, Employee will be eligible for an annual performance bonus in an amount up to fifty percent (50%) of Base Salary, to be payable upon the Company meeting or exceeding its performance goals for the period, October 1 through September 30 of each year during the Term. Performance goals shall be defined as the attainment of the net cash flow budget for the period.

(ii) Other Meritorious Adjustments. Directors may, in their sole discretion, consider other meritorious adjustments in compensation, or a bonus, under appropriate circumstances, including, but not limited to, the conception of valuable or unique inventions, processes, discoveries, improvements capable of profitable exploitation and/or other valuable corporate considerations.

(iii) Net Cash Flow Definition. For the purpose of Employee’s annual bonus as described above, net cash flow shall be defined as earnings before interest taxes, depreciation, and amortization, as derived from the Company’s income statement which is part of its financial statements.

6. EQUITY

(i) Incentive Stock Options. Employee shall receive options, under Employer’s i2 Telecom International, Inc. Incentive Stock Option Plan (the “ISO Plan”) during the Term of this Agreement as determined by the Employer’s Board of Directors from time to time.

(ii) Initial ISO Grant. Upon execution of this Agreement, Employee shall be granted an aggregate of 500,000 stock options exercisable at $.40 for a seven year period pursuant to the Company’s ISO Plan.

a. 375,000 of these stock options shall vest 125,000 per year over a three year period starting at the date of this Agreement.

b. The remaining 125,000 of these stock options shall vest immediately.

(iii) Additional ISO Grant. Upon achieving Performance Milestones listed below in (iii)c & d, the Employer shall grant the Employee an additional 500,000 stock options exercisable at fair market value on the date of grant for a seven-year period pursuant to the Company’s ISO

Plan. These stock options shall be granted as of the end of the quarter in which the Performance Milestone is achieved. These stock options shall vest 50% per year over a two-year period starting at the date of grant.

c. 250,000 options shall be granted upon the Company closing transactions providing for $10 million raised in the form of equity or debt, but at least a majority in the form of equity.

d. 250,000 options shall be granted upon the Company closing transactions providing for the next $20 million raised in the form of equity or debt, but at least a majority in the form of equity.

(iv) Stock Purchase. Employer shall also grant Employee an additional 100,000 Incentive Stock Options, (the “ISOs”), exercisable at $.50 each, which vest immediately upon signing this agreement, provided that Employee agrees to exercise such options in an amount of at least Fifty Thousand Dollars ($50,000) within ninety days after the execution of this Agreement.

(v) Change of Control. In the event of a merger, acquisition or sale transaction by the Employer which causes a Change of Control of the Employer (“the Trigger Event”), any stock options or similar securities held beneficially by the Employee shall automatically become fully vested. For purposes of this Section 6 &15, Change of Control shall mean the occurrence of any of the following events: (i) a majority of the outstanding voting stock of Employer shall have been acquired or beneficially owned by any person (other than Employer or a subsidiary of Employer) or any two or more persons acting as a partnership, limited partnership, syndicate or other group, entity or association acting in concert for the purpose of voting, acquiring, holding, or disposing of voting stock of Employer; or (ii) a merger or a consolidation of Employer with or into another corporation, other than (A) a merger or consolidation with a subsidiary of Employer, or (B) a merger or consolidation in which the holders of voting stock of Employer immediately prior to the merger as a class hold immediately after the merger at least a majority of all outstanding voting power of the surviving or resulting corporation or its parent; or (iii) a statutory exchange of shares of one or more classes or series of outstanding voting stock of Employer for cash, securities, or other property, other than an exchange in which the holders of voting stock of Employer immediately prior to the exchange as a class hold immediately after the exchange at least a majority of all outstanding voting power of the entity with which Employer stock is being exchanged; or (iv) the sale or other disposition of all or a majority of the assets of Employer, in one transaction or a series of transactions, other than a sale or disposition in which the holders of voting stock of Employer immediately prior to the sale or disposition as a class hold immediately after the exchange at least a majority of all outstanding voting power of the entity to which the assets of Employer are being sold; or (v) the liquidation or dissolution of Employer.

7. BUSINESS EXPENSES

The Employer also shall reimburse the Employee for all business expenses incurred by Employee in the performance of his duties hereunder including, but not limited to, travel on business, attending technical and business meetings, professional activities, and customer entertainment, such reimbursement to be made in accordance with regular Company policies and within a reasonable period following Employee’s presentation of the details of, and proof of, such expenses. Employer shall promptly reimburse Employee for reasonable attorneys’ fees incurred by Employee for review of and revisions to this Agreement.

(i) During the Term of this Agreement, Employer shall provide to Employee a non-accountable expense reimbursement of One Thousand Dollars and no/00 ($1,000.00) per month for expenses relating to travel to and from his home in North Carolina.

8. FRINGE BENEFITS

(i) During the Term of this Agreement, Employer shall provide to Employee, at its sole expense, hospitalization, major medical, life insurance and other fringe benefits on the same terms and conditions as it shall afford other senior management employees. Nothing herein shall require Employer to obtain or maintain such coverage.

(ii) During the Term of this Agreement, Employer shall provide paid vacation, to Employee, which accrues from the date of execution of this Agreement. The annual paid vacation earned for each Contract Year is three (3) weeks per Contract Year for the first three (3) Contract Years and four (4) weeks per Contract Year after the third anniversary of this agreement unless otherwise mandated by cCompany policy. Employee shall not take more than two (2) consecutive weeks of vacation in any eight week period.

9. SUBSIDIARIES

For the purposes of this Agreement all references to business products, services and sales of Employer shall include those of Employer’s affiliates.

10. INVENTORIES: SHOP RIGHTS

All systems, inventions, discoveries, apparatus, techniques, methods, know-how, formulae or improvements made, developed or conceived by Employee during Employee’s employment by Employer, whenever or wherever made, developed or conceived, and whether or not during business hours, which constitute an improvement, on those heretofore, now or at any during Employee’s employment, developed, manufactured or used by Employer in connection with the manufacture, process or marketing of any product heretofore or now or hereafter developed or distributed by Employer, or any services to be performed by Employer or of any product which shall or could reasonably be manufactured or developed or marketed in the reasonable expansion of Employer’s business, shall be and continue to remain Employer’s exclusive property, without any added compensation or any reimbursement for expenses to Employee, and upon the conception of any and every such invention, process, discovery or improvement and without waiting to perfect or complete it, Employee promises and agrees that Employee will immediately disclose it to Employer and to no one else and thenceforth will treat it as the property and secret of Employer.

Employee will also execute any instruments requested from time to time by Employer to vest in it complete title and ownership to such invention, discovery or improvement and will, at the request of Employer, do such acts and execute such instrument as Employer may require, but at

Employer’s expense to obtain Letters of Patent, trademarks or copyrights in the United States and foreign countries, for such invention, discovery or improvement and for the purpose of vesting title thereto in Employer, all without any reimbursement for expenses (except as provided in Section 5 or otherwise) and without any additional compensation of any kind to Employee.

11. CONFIDENTIAL INFORMATION and TRADE SECRETS

(i) All Confidential Information shall be the sole property of Employer. Employee will not, during the period of his employment and for a period ending two years after termination of his employment for any reason, disclose to any person or entity or use or otherwise exploit for Employee’s own benefit or for the benefit of any other person or entity any Confidential Information which is disclosed to Employee or which becomes known to Employee in the course of his employment with Employer without the prior written consent of an officer of Employer except as may be necessary and appropriate in the ordinary course of performing his duties to Employer during the period of his employment with Employer. For purposes of this Section 11(a), “Confidential Information” shall mean any data or information belonging to Employer, other than Trade Secrets, that is of value to Employer and is not generally known to competitors of Employer or to the public, and is maintained confidential by Employer, including but not limited to non-public information about Employer’s clients, executives, key contractors and other contractors and information with respect to its products, designs, services, strategies, pricing, processes, procedures, research, development, inventions, improvements, purchasing, accounting, engineering and marketing (including any discussions or negotiations with any third parties). Notwithstanding the foregoing, no information will be deemed to be Confidential Information unless such information is treated by Employer as confidential and shall not include any data or information of Employer that has been voluntarily disclosed to the public by Employer (except where such public disclosure has been made without the authorization of Employer), or that has been independently developed and disclosed by others, or that otherwise enters the public domain through lawful means.

(ii) All Trade Secrets shall be the sole property of Employer. Employee agrees that during his employment with Employer and after its termination, Employee will keep in confidence and trust and will not use or disclose any Trade Secret or anything relating to any Trade Secret, or deliver any Trade Secret, to any person or entity outside Employer without the prior written consent of an officer of Employer. For purposes of this Section 11(b), “Trade Secrets” shall mean any scientific, technical and non-technical data, information, formula, pattern, compilation, program, device, method, technique, drawing, process, financial data, financial plan, product plan or list of actual or potential customers or vendors and suppliers of Employer or any portion or part thereof, whether or not copyrightable or patentable, that is of value to Employer and is not generally known to competitors of Employer or to the public, and whose confidentiality is maintained, including unpatented and un-copyrighted information relating to Employer’s products, information concerning proposed new products or services, market feasibility studies, proposed or existing marketing techniques or plans and customer consumption data, usage or load data, and any other information that constitutes a trade secret, as such term as defined in § 10-1-761 of the Official Code of Georgia Annotated, in each case to the extent that Employer, as the context requires, derives economic value, actual or potential, from such information not being generally known to, and not being readily ascertainable by proper means by, other persons or entities who can obtain economic value from its disclosure or use.

12. NON-SOLICITATION OF EMPLOYEES

During the Term of Employee’s employment and for one year thereafter, Employee will not cause or attempt to cause any employee of Employer to cease working for Employer to retain employment with another employer that is a competitor of Employer’s. However, this obligation shall not affect any responsibility Employee may have as an employee of Employer with respect to the bona fide hiring and firing of Employer’s personnel.

13. NON-SOLICITATION OF CUSTOMERS AND PROSPECTIVE CUSTOMERS

Employee will not, during the Term of his employment and for a Term ending two years after the termination of his employment for any reason, directly or indirectly, solicit the business of any customer for the purpose of, or with the intention of, selling or providing to such customer any product or service in competition with any product or service sold or provided by Employer during the 12 months immediately preceding the termination of Employee’s employment with Employer; provided that the provisions contained in this Section 13 shall apply only to a customer who is or was during the 12 months immediately preceding the termination of Employee’s employment with Employer either (a) a customer of Employer, with whom Employee had material contact and/or whom Employee serviced in his role as an employee of Employer or (b) a prospective customer of Employer, with whom Employee had material contact and/or whom he serviced in his role as an employee of Employer.

14. NON-COMPETITION

Employee agrees that during his employment with Employer, Employee will not engage in any employment, business, or activity that is in any way competitive with the business or proposed business of Employer, and Employee will not assist any other person or organization in competing with Employer or in preparing to engage in competition with the business or proposed business of Employer. The provisions of this paragraph shall apply both during normal working hours and at all other times including, without limitation, nights, weekends and vacation time, while Employee is employed with Employer.

15. TERMINATION

Employee’s employment with Employer may be terminated as follows:

(a) Termination Without Just Cause.

(i) Employer, in its sole discretion, may terminate Employee’s employment hereunder for any reason without Just Cause (as defined below), at any time, by giving written notice to Employee of such intent in advance of the effective date of termination.

(ii) If Employer terminates Employee’s employment hereunder without Just Cause, Employee will be entitled to receive compensation equal to six months Base Salary in effect at the time of the notice, accrued vacation pay and, if applicable performance goals have been met on a pro rata basis to the date of termination, six month’s bonus if termination occurs within the first year of employment provided that the Bonus criteria in section 5 (i) has been achieved. If

Employer terminates Employee’s employment hereunder without Just Cause after one year, Employee will be entitled to receive compensation equal to three months Base Salary in effect at the time of the notice, accrued vacation pay and, if applicable performance goals have been met on a pro rata basis to the date of termination, three month’s bonus, provided that the Bonus criteria in section 5 (i) has been achieved. Such compensation shall be payable on the effective date of the termination. In addition, Employee will be entitled to receive benefits in the full amount provided under the terms of any benefit plan or this Agreement, (to the extent permitted by law) that Employer would have been required to pay or provide to Employee if Employee’s employment had instead been terminated at the end of the Term; provided, if necessary to prevent the reimbursements under Employer’s group health plans from being treated as taxable income to Employee, the Employee’s cost of maintaining coverage under state or federal law mandating the right to continue such benefits will be paid by Employer and treated as taxable income to Employee.

(b) Termination With Just Cause.

(i) Employer may immediately terminate Employee’s employment hereunder for Just Cause (as defined below) at any time upon delivery of written notice to Employee.

(ii) For purposes of this Agreement, the phrase “Just Cause” means: (A) Employee’s material fraud, gross malfeasance, gross negligence, or willful misconduct done in bad faith, with respect to Employer’s business affairs; (B) Employee’s refusal or repeated failure to follow Employer’s established reasonable and lawful policies; (C) Employee’s material breach of this Agreement, or (D) Employee’s conviction of a felony or crime involving moral turpitude. A termination of Employee for Just Cause based on clause (A), (B) or (C) of the preceding sentence will take effect 15 days after Employee receives from Employer written notice of its intent to terminate Employee’s employment and Employer’s description of the alleged cause, unless Employee, in the good-faith opinion of Employer, during such 15-day period, remedies the events or circumstances constituting Just Cause.

(iii) If Employee’s employment hereunder is terminated by Employer for Just Cause, Employer will be required to pay to Employee only that portion of his Base Salary, accrued vacation, and to the extent required under the terms of any benefit plan or this Agreement, the vested portion of any benefit under such plan, all as earned through the date of termination.

(c) For Good Reason.

(i) Employee may terminate employment hereunder For Good Reason (as defined below), at any time, by giving written notice to Employer of such intent at least 30 days in advance of the effective date of termination.

(ii) For purposes of this Agreement, the phrase “For Good Reason” means (A) any material reduction in, position, responsibility or compensation; (B) relocation of the Employer from the Atlanta, Georgia area; (C) Employer’s material breach of this Agreement; (D) Employer’s refusal or failure to establish and follow lawful policies and practices.; or (E) a Change in Control as defined in Section 6.

(iii) If Employee terminates employment hereunder For Good Reason, Employee will be entitled to receive compensation equal to six month’s Base Salary in effect at the time of the notice, accrued vacation pay and, if applicable performance goals have been met on a pro rata basis to the date of termination, six month’s bonus if termination occurs within the first year of employment provided that the Bonus criteria in section 5 (i) has been achieved. If Employee terminates employment hereunder For Good Reason after one year, Employee will be entitled to receive compensation equal to three months Base Salary in effect at the time of the notice, accrued vacation pay and, if applicable performance goals have been met on a pro rata basis to the date of termination, three month’s bonus, provided that the Bonus criteria in section 5 (i) has been achieved. Such compensation shall be payable on the effective date of the termination. In addition, Employee will be entitled to receive benefits in the full amount provided under the terms of any benefit plan or this Agreement (to the extent permitted by law) that Employer would have been required to pay or provide to Employee if Employee’s employment had instead been terminated at the end of the Term; provided, if necessary to prevent the reimbursements under Employer’s group health plans from being treated as taxable income to Employee, the Employee’s cost of maintaining coverage under state or federal law mandating the right to continue such benefits will be paid by Employer and treated as taxable income to Employee.

(d) Disability and Death.

Employee’s employment hereunder will be terminated immediately upon his disability (as determined for purposes of Employer’s long-term disability plan) or his death. If Employee’s employment is terminated due to such disability or death, Employer will be required to pay to Employee or Employee’s estate, as the case may be, in addition to the amounts payable under Employer’s short-term and long-term disability plans or life insurance plans (as applicable), remaining term on the contract but in no case less than 3 months Base Salary and accrued vacation, earned through the date of termination, and to the extent required under the terms of any benefit plan or this Agreement, the vested portion of any benefit under such plan. Employee or Employee’s estate, as the case may be, will not by operation of this provision forfeit any rights in which Employee is vested at the time of Employee’s disability or death. Employee or Employee’s estate shall have the right to exercise any stock options vested at the time of termination for a period of one-year following such termination.

(e) Change of Control.

(i) In the event of a Change of Control (as defined in section 6 (v)), Employer, in its sole discretion, may terminate Employee’s employment hereunder for any reason without Just Cause (as defined above), at any time, by giving written notice to Employee of such intent in advance of the effective date of termination.

(ii) If Employer terminates Employee’s employment hereunder without Just Cause, Employee will be entitled to receive compensation equal to one year’s Base Salary in effect at the time of the notice, accrued vacation pay and, if applicable performance goals have been met on a pro rata basis to the date of termination, one year’s bonus provided that the Bonus criteria in section 5 (i) has been achieved. Such compensation shall be payable on the effective date of the termination. In addition, Employee will be entitled to receive benefits in the full amount provided under the terms of any benefit plan or this Agreement, (to the extent permitted by law) that Employer would have been required to pay or provide to Employee if Employee’s employment had instead been terminated at the end of the Term; provided, if necessary to prevent the reimbursements under Employer’s group health plans from being treated as taxable income to Employee, the Employee’s cost of maintaining coverage under state or federal law mandating the right to continue such benefits will be paid by Employer and treated as taxable income to Employee.

16. INJUNCTION

(i) Should Employee at any time reveal, or threaten to reveal, any such secret knowledge or information, or during any restricted period engage, or threaten to engage, in any business in competition with that of Employer, or perform, or threaten to perform, any services for anyone engaged in such competitive business, or in any way violate, or threaten to violate, any of the provisions of this Agreement, Employer shall be entitled to an injunction restraining Employee from doing, or continuing to do, or performing any such acts and Employee hereby consents to the issuance of such an injunction by a court of competent jurisdiction.

(ii) In the event that a proceeding is brought in equity to enforce the provisions of this Paragraph, Employee shall not argue as a defense that there is an adequate remedy at law, nor shall Employer be prevented from seeking any other remedies which may be available.

(iii) The existence of any claim or cause of action by Employer against Employee, or by Employee against Employer, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by Employer of the foregoing restrictive covenants but shall be litigated separately.

17. ARBITRATION

(i) Except for an injunction as permitted in Paragraph 16, in the event that there shall be a dispute (a “Dispute”) among the parties arising out of or relating to this Agreement, or the breach thereof, the parties agree that such dispute shall be resolved by final and binding arbitration before a single arbitrator in Atlanta, Georgia, administered by the American Arbitration Association (the “AAA”), in accordance with AAA’s Employment ADR Rules. The arbitrator’s decision shall be final and binding upon the parties, and may be entered and enforced in any court of competent jurisdiction by either of the parties. The arbitrator shall have the power to grant temporary, preliminary and permanent relief, including without limitation, injunctive relief and specific performance.

(ii) The prevailing party will reimburse the other party’s arbitration and arbitrator fees. Except as otherwise provided by statute, Executive and the Company are responsible for their respective initial costs and fees, including but not limited to attorneys’ fees, arbitration and arbitrator costs incurred in connection with enforcing this Agreement. Executive and the Company agree that, to the extent permitted by law, the arbitrator may, in his or her discretion, award reasonable attorneys’ fees to the prevailing party.

18. MISCELLANEOUS

If any provision of this Agreement shall be declared, by a court of competent jurisdiction, to be invalid, illegal or incapable of being enforced in whole or in part, the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provision shall be deemed dependent upon any covenant or provision so expressed herein.

The parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein. The provisions of this Agreement may not be amended, supplemented, waived, or changed orally, but only in writing and signed by the party as to whom enforcement of any such amendment, supplement, waiver, or modification is sought and making specific reference to this Agreement.

The rights, benefits, duties and obligations under this Agreement shall inure to, and be binding upon, the Employer, its successors and assigns, and upon the Employee and his legal representatives, heirs and legatees. This Agreement constitutes a personal service agreement, and the performance of the Employee’s obligations hereunder may not be transferred or assigned by the Employee.

The failure of either party to insist upon the strict performance of any of the terms, conditions and provisions of this Agreement shall not be construed as a waiver or relinquishment of future compliance therewith, and said terms, conditions and provisions shall remain in full force and effect. No waiver of any term or condition of this Agreement, on the part of either party, shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

This Agreement shall be construed and governed by the laws of the State of Georgia.

IN WITNESS WHEREOF, this employment agreement is dated as of the 22nd day of August, 2005.

On Behalf of Employer:

i2 TELECOM INTERNATIONAL, INC.

By:
Paul R. Arena,
Chief Executive Officer

By:
John C. Wilson, Employee